Exhibit 10.12

MASTER AIRCRAFT LOAN AND SECURITY AGREEMENT

BETWEEN

ERICKSON AIR-CRANE INCORPORATED

AS THE GRANTOR

AND

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

AS THE SECURED PARTY

Dated as of September 27, 2007

i

ii

$10,000

C#: 52999

L#: 53000

PN#:

Master Aircraft Loan and Security Agreement

THIS MASTER AIRCRAFT LOAN AND SECURITY AGREEMENT (“Agreement”) is made and entered into as of September 27, 2007 by and between THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation having an address in care of Prudential Capital Group—Commercial Asset Finance, 3350 Riverwood Parkway, Suite 1500, Atlanta, Georgia 30339 (“Secured Party”) and ERICKSON AIR-CRANE INCORPORATED, a corporation organized and existing under the laws of the State of Delaware and having its administrative office located at 3100 Willow Springs Road, P.O. Box 3247, Central Point, OR 97502 (“Grantor”). Capitalized terms not otherwise defined herein have the meanings given in Article 9 hereof.

RECITALS

A.                                   Grantor has requested Secured Party to make a loan in the amount of Sixty-five Million Dollars ($65,000,000) (the “Loan”) to Grantor to be evidenced by a promissory note in such amount to refinance Grantor’s Aircraft (as hereinafter defined).

B.                                     Secured Party has agreed to make the Loan to Grantor on the condition, among other things, that Grantor shall have executed and delivered (i) the Note (as hereinafter defined) payable to Secured Party, (ii) this Master Aircraft Loan and Security Agreement, (iii) any required amendment or supplement hereto granting Secured Party a first priority security interest in the Collateral (as hereinafter defined) and (iv) related UCC-1 financing statements, Personal Property Security Act filings, Federal Aviation Administration filings, International Registry recordations, and other filings necessary to perfect such security interest.

C.                                     Grantor is duly authorized to execute, deliver and perform this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce the Secured Party to make the Loan pursuant to the Note, the Grantor agrees, for the benefit of the Secured Party, as follows:

ARTICLE 1 — GRANT OF SECURITY INTEREST

Section 1.1                                      Grant of Security Interest. The Grantor, in consideration of the premises and other good and valuable consideration, receipt whereof is hereby acknowledged, and in order to secure the payment of the principal of and interest on the Loan according to its tenor and effect, and to secure the payment of all other indebtedness under the Loan Documents and the performance and observance of all covenants, agreements and conditions contained in the Loan Documents (collectively referred to as the “Obligations”), does hereby mortgage, assign, pledge, and grant a security interest to the Secured Party, its successors and assigns, in all and singular of the Grantor’s right, title and interest in and to the properties, rights, interests and privileges described below and all proceeds thereof (all of which properties, rights, interests and privileges hereby mortgaged, assigned, pledged and granted or intended so to be, together with all proceeds thereof, are hereinafter collectively referred to as the “Collateral”) and agrees that the foregoing grant creates in favor of the Secured Party an International Interest in an Aircraft (including the Airframe and each Engine):

a)                                      all of the Grantor’s rights, title and interests in the Equipment and substitutions and replacements of any of the foregoing;

b)                                     any and all service and warranty rights related to the Equipment;

c)                                      all proceeds of any or all of the foregoing, whenever acquired, including the proceeds of any insurance maintained with respect to any of the foregoing and all proceeds payable or received with respect to any condemnation, expropriation, requisition or other Event of Loss, or the proceeds of any warranty;

d)                                     any and all present and future leases, subleases, management agreements, interchange agreements, charter agreements, purchase agreements and any other present and future agreements of any kind whatsoever relating to the Equipment or any part thereof, including any International Interest (and associated rights) therein or related thereto in favor of Grantor (but not any obligations, liabilities and/or duties of any kind whatsoever of Grantor or any other party, person or entity of any kind whatsoever in connection therewith or related thereto); provided, however, that the foregoing assignment and grant of a security interest and lien in this subclause (d) shall not be deemed in any way whatsoever as an agreement by the Secured Party to permit or allow the Grantor (or any party, person or entity of any kind whatsoever) to enter into any such leases, subleases, management agreements, interchange agreements, charter agreements, purchase agreements and any other present and future agreements of any kind whatsoever, and the Grantor (or any party, person or entity of any kind whatsoever) shall only be allowed to enter into any of the foregoing in accordance with the terms of this Agreement. Grantor consents to the registration of the forgoing assignment of any International Interest (and associated rights) with the International Registry.

e)                                      any and all present and future records, logs and other materials required by the Relevant Authority (and any other governmental authority having jurisdiction) to be maintained in respect of each item of Equipment including, without limitation, the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored, including any rights of Grantor with respect to the foregoing maintained with or by any other person.

Section 1.2                                      Grant Effective. The mortgage, assignment, pledge and grant of security interest created hereunder in all of the foregoing Collateral and International Interest created hereunder in and relating to the Equipment are effective and operative immediately, and will continue in full force and effect until the Grantor has made such payments and has duly, fully and finally performed and observed all of its agreements and covenants and provisions then required hereunder and under the other Loan Documents.

Section 1.3                                      Filing of Financing Statements and Continuation Statements; Consent to Registration. Grantor hereby authorizes Secured Party to file UCC financing statements and amendments thereto, listing Grantor as debtor, and Secured Party and/or its assigns, as secured party, and describing the Collateral, and assignments thereof and amendments thereto. The Grantor, at the reasonable request of the Secured Party, will execute and deliver to the Secured Party for filing, if not already filed, such UCC financing statements Personal Property Security Act filing statements, or other documents and such continuation statements with respect to financing statements previously filed relating to the mortgage, assignment, pledge and grant of security interest created under this Agreement in the Collateral and execute, deliver, consent to, register or file any other documents that may be required in order to comply with the Act, the Cape Town Treaty or other applicable law or as may be specified from time to time by the Secured Party. The Grantor hereby consents to the registration by the Secured Party of each International Interest in or relating to any Aircraft (including the Airframe and each Engine) assigned or created pursuant to this Agreement (including any Prospective International Interest with respect thereto) with the International Registry and covenants to effect the registration of such consent with the International Registry on the date of such assignment or creation.

Section 1.4                                      Delivery and Acceptance. Grantor shall execute and deliver to Secured Party a Grantor’s Acknowledgement (Certificate of Acceptance) for the Equipment and SECURED PARTY SHALL HAVE NO OBLIGATION TO ADVANCE ANY FUNDS TO GRANTOR UNLESS AND UNTIL SECURED PARTY SHALL HAVE RECEIVED SUCH ACKNOWLEDGEMENT EXECUTED BY GRANTOR.

Section 1.5                                      Additional Documents, Information. Grantor will deliver to Secured Party (a) such organizational documents for Grantor as reasonably requested by Secured Party, (b) a certificate or certificates executed by an authorized representative of Grantor certifying that the execution, delivery and performance of this Agreement and the transactions contemplated hereby have been authorized by all necessary action on the part of the Grantor, (c) an incumbency certificate of the Grantor containing the name(s), title(s) and specimen signatures of the person(s) authorized to execute and deliver such documents on behalf of Grantor, (d) a certificate of good standing for Grantor from the state of its organization, and (e) an opinion of counsel for Grantor in form and substance reasonably satisfactory to Secured Party and its counsel.

Section 1.6                                      Conditions Precedent. The obligations of Secured Party to make the Loan are subject to:

a)                                      Required Documents. The delivery to Secured Party on the date hereof of, each in form and substance satisfactory to Secured Party:

(i)                                     The original of the Note;

(ii)                                  The original of the Master Aircraft Loan and Security Agreement;

(iii)                               a copy of the FAA Airworthiness Certificate with respect to each Aircraft;

(iv)                              an opinion of Crowe and Dunlevy, LLP; and

(v)                                 Secured Party shall have received such other documents, appraisals, certificates, financing statements and other items, in form and substance reasonably satisfactory to Secured Party, as Secured Party may reasonably request.

ARTICLE 2 — COVENANTS

Section 2.1                                      Registration and Operation.

a)                                      Grantor, at its own cost and expense, will cause each Aircraft to be duly registered in the name of Grantor as owner and subject only to Secured Party’s first priority security interest and International Interest, and at all times thereafter to remain duly registered, in the name of the Grantor as owner with the Relevant Authority pursuant to the Act.

b)                                     Grantor will not use any Aircraft in violation of any law or any rule, regulation or order (including those concerning alcoholic beverages or prohibited substances) of any governmental authority having jurisdiction (domestic or foreign) or in violation of any airworthiness certificate, license or registration relating to any item of Equipment issued by any such authority, except to the extent such violation is not material or the validity or application of any such law, rule, regulation or order is being contested in good faith and by appropriate proceedings (but only so long as such proceedings do not, in the Secured Party’s reasonable opinion, involve any material danger of the sale, forfeiture or loss of such item of Equipment, or any interest, including the Secured Party’s security interest or International Interest, therein or related thereto).

c)                                      Grantor will operate each Aircraft solely in the conduct of its business and/or for commercial purposes (and not for consumer, home or family purposes) and in such configuration as authorized by the Relevant Authority. Grantor will not operate any Aircraft or permit any Aircraft to be operated (i) at any time or in any geographic area when or where insurance required by this Agreement is not in effect, (ii) in a manner or for any time period such that a Person other than Grantor will be deemed to have “operational control” of such Aircraft except with the prior written consent (which consent will not be unreasonably withheld) of Secured Party, (iii) for the carriage of persons or property for hire except with the prior written consent of Secured

Party or (iv) for the transport of mail or contraband. Possession, use and maintenance of each Aircraft will be at the sole risk and expense of Grantor and each Aircraft will be based at the Primary Hangar Location or other normal operational base. Grantor will use reasonable commercial efforts to deliver to Secured Party a written waiver of any Lien or claim of Lien against any Aircraft that is or could be held by any landlord (other than a governmental entity) or mortgagee of any hangar or storage facility where any Aircraft is or will be located. Grantor will cause each Aircraft to be operated at all times by duly qualified pilots who (x) are supplied by Grantor, (y) hold at least a valid commercial airman certificate and instrument rating and any other certificate, rating, type rating or endorsement appropriate to such Aircraft, purpose of flight, condition of flight or as otherwise required by the Federal Aviation Regulations or other applicable law or regulation, and (z) meet the requirements established and specified by the insurance policies required hereunder and by the Relevant Authority.

d)                                     Grantor will execute and deliver and the Secured Party will file with the Relevant Authority on or prior to the date hereof an Irrevocable De-Registration and Export Request Authorization with respect to each Aircraft in the form attached hereto as Exhibit A.

Section 2.2                                      Records and Reports. The Grantor will cause all records, logs and other materials required by the applicable Relevant Authority and any other governmental authority having jurisdiction to be maintained in the English language, in respect of each item of Equipment. Grantor will promptly furnish or cause to be furnished to the Secured Party such information as may be required to enable the Secured Party to file any reports required to be filed by the Secured Party with any governmental authority because of the Secured Party’s interests in any item of Equipment.

Section 2.3                                      Maintenance. Grantor, at its own cost and expense, will fly, maintain, inspect, service, repair, overhaul and test each Aircraft (including each Engine of same), or will cause each Aircraft to be flown, maintained, inspected, serviced, repaired, overhauled and tested, under a maintenance program approved by the Relevant Authority and in accordance with (a) all maintenance manuals initially furnished with such Aircraft, including any subsequent amendments or supplements to such manuals issued by the manufacturer from time to time, (b) all mandatory “Service Bulletins” issued, supplied, or available by or through the manufacturer and/or the manufacturer of any Engine or part with respect to each Aircraft having a compliance date during the term of the Note and up to twelve (12) months thereafter, and (c) all airworthiness directives issued by the Relevant Authority or similar regulatory agency having jurisdictional authority, and causing compliance with such directives or circulars to be completed through corrective modification or operating manual restrictions, having a compliance date during the term of the Note and twelve (12) months thereafter. Grantor will maintain each Aircraft in good and safe working order and in substantially the same condition as when originally delivered to Grantor, ordinary wear and tear excepted. Grantor will cause each Aircraft to be subject to an FAA Airworthiness Certificate or similar certificate required by any other Relevant Authority at all times other than when such Aircraft as a whole is the subject of an Event of Loss. All maintenance procedures required hereby will be undertaken and completed in accordance with the manufacturer’s recommended procedures, and by properly trained, licensed and certified maintenance sources and maintenance personnel, so as to keep each Aircraft and each Engine in as good operating condition as when originally delivered to Grantor, ordinary wear and tear excepted, and so as to keep each Aircraft in such operating condition as may be necessary to enable the airworthiness certification of such Aircraft to be maintained in good standing at all times under the applicable Act.

Section 2.4                                      Replacement of Parts and/or Accessories. The Grantor, at its own cost and expense, will promptly cause the replacement of all Parts and Accessories which may from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use for any reason whatsoever. In addition, the Grantor, at its own cost and expense, may permit the removal in the ordinary course of maintenance, service, repair, overhaul or testing of any Parts or Accessories, whether or not worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond economic repair or permanently rendered unfit for use; provided, however, that the Grantor, at its own cost and expense, will cause such Parts and Accessories to be replaced as promptly as possible. All replacement Parts and Accessories must be free and clear of all Liens (except for Permitted Liens), will be in as good operating condition as, and will have a value and utility at least substantially equal to, the Parts or Accessories, as applicable, replaced, assuming such replaced Parts or Accessories were in the condition and repair required to be maintained by the terms hereof. The Grantor’s rights, title and interests in all Parts and Accessories at any time removed from any item of Equipment will remain subject to the Lien of this Agreement no matter where located, until such time as such Parts or Accessories will be replaced by Parts or Accessories which have been incorporated in such item of Equipment and which meet the requirements for replacement Parts and Accessories specified above. Immediately upon any replacement Part or Accessory becoming incorporated or installed in or attached to any item of Equipment as above provided, without further act, (a) the Grantor’s rights, title and interests in such replacement Part or Accessory will become subject to the Lien of this Agreement, and such replacement Part and Accessory will be deemed part of such item of Equipment for all purposes hereof to the same extent as the Parts and Accessories originally incorporated in such item of Equipment, and (b) the Grantor’s rights, title and interests in the replaced Part or Accessories will be released from the Lien of this Agreement and the replaced Part or Accessories will no longer be deemed a Part or Accessory hereunder. The Grantor will, not less often than once during each calendar quarter, provide to the Secured Party written confirmation, in form and content reasonably acceptable to the Secured Party, that the Grantor has complied with the provisions of this Section 2.4.

Section 2.5                                      Alterations, Modifications and Additions. The Grantor, at its own cost and expense, will cause such alterations and modifications in and additions to the Equipment to be made as may be required from time to time to meet the standards of the Relevant Authority and of any other governmental authority having jurisdiction and to maintain the certificate of airworthiness for each Aircraft; provided, however, that the validity or application of any such law, rule, regulation or order may be contested in good faith by appropriate proceedings (but only so long as such proceedings do not, in the Secured Party’s opinion, involve any material danger of sale, forfeiture or loss of any item of Equipment, or any interest, including the Secured Party’s security interest or International Interest, therein or related thereto). In addition, the Grantor, at no cost or expense to the Secured Party, may, from time to time, cause such alterations and modifications in and additions to any item of Equipment to be made as the Grantor may deem desirable; provided, that no such alteration, modification and addition will (a) materially diminish the value, utility or condition of such item of Equipment below the value, utility or condition thereof immediately prior to such alteration, modification or addition, assuming the item of Equipment was then of the value and utility and in the condition required to be maintained by the terms of this Agreement, or (b) cause the airworthiness certification of any Aircraft to cease to be in good standing under the applicable Act. The Grantor’s rights, title and interests in all Parts added to any Aircraft, the Airframe, the Rotors, the Rotor Blades, or an Engine as the result of such alteration, modification or addition will, without further act, be subject to the Lien of this Agreement. Notwithstanding the foregoing sentence, so long as no Event of Default has occurred and is continuing, the Grantor may remove any Part or Accessory added to an Aircraft, Airframe, the Rotors, the Rotor Blades, or an Engine as contemplated in this Section 2.5 if (x) such Part or Accessory is in addition to, and not in replacement of or substitution for, any Part or Accessory originally incorporated in such item of Equipment at the time of delivery thereof or any Part or Accessory in replacement of or substitution for any such Part or Accessory, (y) such Part or Accessory is not required to be incorporated or installed in or attached or added to such item of Equipment pursuant to the terms of this Article 2, and (z) such Part or Accessory can be removed from such item of Equipment without causing any material damage thereto. Upon the removal of any Part or Accessory as above provided, such Part or Accessory will be automatically released from the Lien of this Agreement.

Section 2.6                                      Maintenance of Other Engines. Each engine which does not constitute an Engine (e.g., Free Turbines), but which is installed on the Airframe from time to time, will be maintained, operated, serviced, repaired, overhauled, altered, modified and tested in accordance with Section 2.3 to the same extent as if it were an Engine.

Section 2.7                                      Payment of Obligations. The Grantor hereby agrees that it will promptly pay or cause to be paid when due all taxes, assessments and other governmental charges imposed with respect to the Collateral (except to the extent being contested in good faith and by appropriate proceedings which do not involve any material risk of loss or forfeiture).

Section 2.8                                      Change of Name or Location. Grantor will give Secured Party thirty (30) days prior written notice of any relocation of its chief executive office and of any change in its name, identity or state of organization. At least 10 Business Days prior to the occurrence of any such change or relocation, Grantor will (a) duly file appropriate financing statements in all applicable filing offices, and (b) deliver to Secured Party copies of the form of such financing statements. On the date on which the Note is funded, Grantor will deliver to Secured Party written notice of the location of each Aircraft and will deliver to Secured Party, on a quarterly basis thereafter, and upon Secured Party’s request, written notice of the location of each Aircraft.

Section 2.9                                      Inspection. Secured Party will have the right, but not the duty, to inspect any Aircraft, any component thereof, and the Records at any reasonable time and from time to time, wherever the same may be located, upon reasonable prior written notice to Grantor unless a Default or Event of Default has occurred and is continuing, in which case no prior notice will be required. One such inspection per year shall be at Grantor’s expense and any additional inspection in any year will be at Secured Party’s expense unless a Default or Event of Default has occurred and is continuing, in which case such inspection will be at Grantor’s expense. Any inspection shall be performed in accordance with Grantor’s operation and safety policy and otherwise under conditions reasonably acceptable to Grantor. At Secured Party’s request, Grantor will confirm to Secured Party the location of each Aircraft and will, at any reasonable time and from time to time, make any Aircraft and/or the Records available to Secured Party for inspection.

Section 2.10                                Aircraft Registration; International Registry. Grantor will not change the Registration Number of any Aircraft without Secured Party’s prior written consent which consent will not be unreasonably withheld. Grantor will cause to be filed (a) with the FAA, an FAA Bill of Sale, this Agreement, and an FAA application for aircraft registration, (b) with any other Relevant Authority, such documents as may be required to perfect and protect Secured Party’s interest in the Equipment and to establish and maintain registration of each Aircraft, and (c) with any Relevant Authority, such other documents as may be necessary or prudent to cause each Aircraft to be and remain duly registered at all times with the Relevant Authority in the name of Grantor as owner and subject only to Secured Party’s first priority perfected security interest. Grantor will, at all times, keep on board each Aircraft a current and valid Registration Application or Certificate of Aircraft Registration and such other documentation as may be required by the applicable Relevant Authority. Grantor will cause each International Interest in favor of the Secured Party in or relating to each Aircraft (including in the Airframe and each Engine) created by this Agreement and, if any Aircraft is acquired by Grantor on or after March 1, 2006, the contract of sale (i.e. the bill of sale) transferring title in such Aircraft to Grantor, in each case, to be validly registered with the International Registry with such International Interests having priority over all other registered or un-registered International Interests in the Airframe and Engines. Grantor will discharge or cause to be discharged any International Interest or Prospective International Interest in or relating to any Aircraft (including the Airframe and each Engine) not consented to in writing by Secured Party. Further, Grantor will not consent to any International Interest or Prospective International Interest in or relating to any Aircraft unless prior approval is obtained from the Secured Party in writing.

Section 2.11                                Financial and Other Data. During the term of the Note and so long as any amounts are outstanding thereunder, Grantor agrees to furnish Secured Party:

a)                                      as soon as available, but in any event within 120 days after the end of each fiscal year of the Grantor, annual audited consolidated (and unaudited consolidating schedules) balance sheet of the Grantor and its Subsidiaries as at the end of such fiscal year, and the related statements of income or operations, shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Secured Party, which report and opinion shall be prepared in accordance with GAAP and shall not be subject to any qualifications or exceptions as to the scope of the audit nor to any qualifications and exceptions not reasonably acceptable to the Secured Party; and

b)                                     as soon as available, but in any event within forty five (45) days after the end of each fiscal quarter of each fiscal year of the Grantor, unaudited quarterly consolidated and consolidating balance sheet of the Grantor and its Subsidiaries as of the end of such fiscal quarter, and the related consolidated and consolidating statement of income and the statement of cash flows for such fiscal quarter and for the portion of the Grantor’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by the Director of Finance or the Chief Financial Officer of the Grantor as fairly presenting the financial condition, results of operations and cash flows of the Grantor and its Subsidiaries in accordance with GAAP, subject only to normal year end audit adjustments and the absence of footnotes.

Section 2.12                                Late Payments. All amounts payable to Secured Party hereunder that are not paid when due will accrue interest at the Default Rate for the number of days actually elapsed from the due date until paid in full. In addition, if Grantor fails to perform any of its obligations contained herein, Secured Party may (but will not be obligated to) itself perform such obligations, and the amount of the reasonable costs and expenses of Secured Party incurred in connection with such performance, together with interest on such amount from the date said amounts are expended at the Default Rate, will be payable by Grantor to Secured Party upon demand. No such performance by Secured Party will be deemed a waiver of any rights or remedies of Secured Party or be deemed to cure any Default of Grantor hereunder.

Section 2.13                                Transaction Expenses. Grantor will pay all actual and reasonable fees, costs and expenses incurred by Secured Party in connection with this Agreement and the other Loan Documents, whether or not the transactions contemplated hereby are consummated, including (a) appraisal fees, (b) Secured Party’s counsel fees and expenses, (b) counsel fees and expenses relating to the FAA or other Relevant Authority, (c) all applicable title and lien searches, reports, filing, registration and recording fees, charges and taxes, incurred in connection with the preparation, negotiation and execution of this Agreement and the other Loan Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof. Grantor also agrees to pay all reasonable fees and expenses of Secured Party’s counsel, including FAA counsel, and all other third parties who are engaged by Secured Party to update any lien reports and/or to review, file, register and record any and all documents and instruments as required by Secured Party, the International Registry or the Relevant Authority at any time during which any of the Obligations remain outstanding.

Section 2.14                                Financial Covenants. Grantor will comply with the financial covenants, if any, set forth in Exhibit B attached hereto and by this reference incorporated herein. Grantor will, within forty-five (45) days after the end of each fiscal quarter end of Grantor, provide Secured Party with a certificate (a “Compliance Certificate”) substantially in the form of Exhibit C hereto, in which Grantor certifies that it is in full compliance with such covenants and setting forth the calculations used by Grantor to reach its conclusion. The Compliance Certificate must be signed by Grantor’s chief financial officer or, if Grantor does not have a chief financial officer, such other officer or employee of Grantor who performs the duties typically undertaken by a chief financial officer.

Section 2.15                                Other Covenants. Grantor will comply with the Other Covenants set forth in Exhibit B attached hereto and by this reference incorporated herein.

Section 2.16                                Guaranty. All of the obligations of the Grantor under this Agreement, the Note and each of the other Loan Documents to which the Grantor is a party shall be unconditionally guaranteed by the Guarantors pursuant to the Guaranty.  Grantor shall deliver to Secured Party written notice of the establishment of a Domestic Subsidiary or the activation of a previously inactive Domestic Subsidiary of Grantor within ten (10) Business Day days of the establishment or reactivation of such Domestic Subsidiary.  Within thirty (30 days thereafter, Grantor shall deliver to Secured Party the Guaranty of such Domestic Subsidiary (other than a Transitional Subsidiary) and related organizational documents and certificates of authority to enter into the Guaranty.

Section 2.17                                Additional Stock Pledge

In the event that Grantor pledges any stock in any domestic or foreign Subsidiary under Section 6.12(b) of the Credit Agreement (or any replacement or successor primary revolving credit facility for the Grantor, the Grantor shall simultaneously pledge such stock to Secured Party to secure Grantor’s Obligations under this Agreement and the other Term Loan Documents, on a parri passu basis with the Obligations under the Credit Agreement, pursuant to the terms of the Borrower Stock Pledge and subject to the Revolving Lender/Term Lender Intercreditor Agreement.

ARTICLE 3 — EVENTS OF LOSS

Section 3.1                                      Event of Loss with Respect to any Aircraft. Grantor will deliver to Secured Party written notice of the occurrence of any Event of Loss with respect to any Aircraft within five (5) days after becoming aware of such Event of Loss. Within five (5) days after receipt of insurance proceeds but in no event more than one hundred twenty (120) days following the determination by the insurance company of such Event of Loss, Grantor shall pay to the Secured Party the Loss Value.  Grantor will pay to Secured Party an amount equal to the sum of (A) all amounts then due hereunder, under any other Loan Documents, and the pro rata portion of the remaining amounts due under the Note, plus (B) the Loss Value of such Aircraft determined as of such Note Payment Date. Upon payment in full by the Grantor of all such amounts, the Aircraft having suffered the Event of Loss will be released from the lien of this Agreement and the Secured Party will execute and deliver, at the Grantor’s cost and expense, such instruments as may be reasonably required to evidence such release.

Section 3.2                                      Event of Loss with Respect to an Engine. Grantor will deliver to Secured Party written notice of the occurrence of any Event of Loss with respect to an Engine under circumstances in which there has not occurred an Event of Loss with respect to the related Airframe within five (5) days after the occurrence thereof. Within thirty (30) days after the occurrence of such Event of Loss, Grantor will convey to Secured Party, as replacement for the Engine with respect to which such Event of Loss occurred, a security interest to and International Interest in an engine that is (a) the same make and model number as the Engine suffering the Event of Loss, (b) free and clear of all Liens other than Permitted Liens, (c) of a value, utility, and useful life at least equal to, and in as good an operating condition as, the Engine suffering the Event of Loss, assuming such Engine was of the value and utility and in the condition and repair required by the terms hereof immediately prior to the occurrence of such Event of Loss. Grantor, at its sole cost and expense, will furnish Secured Party with such documents to evidence the conveyance and the International Interest and shall make such filings and registrations with the Relevant Authority and the International Registry (and hereby consents to such registrations with the International Registry) with respect thereto, in each case, as Secured Party requests. Upon full compliance by Grantor with the terms of this paragraph, Secured Party will release Secured Party’s right, title and interest, if any, in and to the Engine suffering the Event of Loss. Each replacement engine will, after such conveyance, be deemed an “Engine” as defined herein and will be deemed part of the same Aircraft as was the replaced Engine. No Event of Loss with respect to an Engine will result in any reduction or delay in the payment of any amounts due under the Note or hereunder, or otherwise relieve Grantor of any obligation under this Agreement.

Section 3.3                                      Application of Payments from Governmental Authorities or other Persons. Any payments (other than insurance proceeds, the application of which is provided for in Article 4), received at any time by the Secured Party or Grantor from any governmental authority or other Person with respect to any Event of Loss, or from a governmental authority with respect to an event which does not constitute an Event of Loss, will be applied as follows:

a)                                      Such payments will be applied in reduction of the Grantor’s obligation to pay the Loss Value, if not already paid by the Grantor, or, if already paid by the Grantor, will be applied to reimburse the Grantor for its payment of such amounts. The balance, if any, of such payment remaining thereafter, and after payment of all amounts then due and payable under the Loan Documents, will be paid to the Grantor.

b)                                     Notwithstanding the foregoing provisions of this Section 3.3, any payments (other than insurance proceeds, the application of which is provided for in Article 4) received at any time by the Secured Party from any governmental authority or other Person with respect to any Event of Loss, which are payable to the Grantor, will not be paid to the Grantor if at the time of such payment an Event of Default or Default has occurred and is continuing, in which event all such amounts will be paid to and held by the Secured Party as security for the Obligations or, at the Secured Party’s option, applied by the Secured Party toward the payment of such Obligations at the time due in such order of application as the Secured Party may from time to time elect. At such time as no Event of Default or Default has occurred and is continuing, all such amounts at the time held by the Secured Party in excess of the amount, if any, the Secured Party elected to apply as above provided will be paid to the Grantor.

Section 3.4                                      Rights Assigned. In furtherance of the foregoing, the Grantor hereby irrevocably assigns, transfers and sets over to the Secured Party all rights of the Grantor to any award or payment received by or payable to the Grantor on account of an Event of Loss.

ARTICLE 4 — INSURANCE

Section 4.1                                      Insurance. Grantor, at its sole cost and expense, will maintain or cause to be maintained:

a)                                      aircraft liability insurance covering claims arising from the use or operation of each Aircraft in or over any area (including contractual liability and bodily injury and property damage liability) in an amount not less than the greater of (i) $100,000,000 per occurrence or such higher amounts as are required by law in the geographic location or country in or over which any Aircraft is flown, operated or located; and (ii) the amounts of aircraft liability insurance from time to time applicable to aircraft operated by Grantor (whether owned or leased) of the type of the Aircraft;

b)                                     cargo liability insurance sufficient to cover the maximum value of cargo on each Aircraft at any one time if Grantor is engaged in transporting property of others;

c)                                      all-risk aircraft physical damage insurance covering each Aircraft in motion and not in motion, in flight and on the ground, and the Engine and all Parts and Accessories while attached to or removed from the Airframe, in an amount not less than the greater of (i) $10,000,000 for each Aircraft, or (ii) the then Loss Value;

d)                                     for all locations which each Aircraft travels to and through: war and allied perils insurance to cover the perils of (i) war, invasion, acts of foreign enemies, hostilities (whether war be declared or not), civil war, rebellion, revolution, insurrection, martial law, military or usurped power or attempts at usurpation of power, (ii) strikes, riots, civil commotions of labor disturbances, (iii) any act of one or more persons, whether or not agents of a sovereign power, for political or terrorist purposes and whether the loss or damage resulting therefrom is accidental or intentional, (iv) any vandalism, malicious act or act of sabotage, (v) confiscation, naturalization, seizure, restraint, detention, diversion, appropriation, requisition for title or use by or under the order of any government (whether civil, military or de facto) or public or local authority and (vi) hijacking, or any unlawful seizure or wrongful exercise of control of the crew in flight; and

e)                                      such other insurance against such other risks as is usually carried by Grantor. All such insurance will be maintained with insurers of recognized reputation and responsibility (reasonably satisfactory to Secured Party) having a rating not less than A-: from A.M. Best, or other rating approved by Secured Party; provided that the insurers in place today are deemed acceptable by the Secured Party. All insurance policies will be in a form reasonably acceptable to Secured Party.

f)                                        If Grantor fails to maintain insurance as herein provided, Secured Party may, at its option, provide such insurance, and Grantor will, within five (5) Business Days of receipt of written notice setting forth the cost of such insurance and a copy of the invoice, reimburse Secured Party for the cost thereof.

Section 4.2                                      Requirements. All insurance policies required hereunder will: (a) require 30 days’ prior written notice to Secured Party of cancellation, non-renewal or material change in coverage (any such cancellation, non-renewal or change, as applicable, not being effective until the thirtieth (30th) day after the giving of such notice) except, in the case of cancellation for non-payment of premium, only 10 days’ prior written notice shall be required and in the case of cancellation of the coverages described under Section 4.1(d), notice as established under the applicable endorsements; (b) name the Additional Insureds (as hereinafter defined) as an additional insured under the liability coverage and name Additional Insureds as sole loss payee under the physical damage insurance coverage; (c) not require contributions from other policies held by the Additional Insureds; (d) waive any right of subrogation against the Additional Insureds; (e) in respect of any liability of any of the Additional Insureds, except for the insurers’ salvage rights in the event of a loss or damage, waive the right of such insurers to setoff, to counterclaim or to any other deduction, whether by attachment or otherwise, to the extent of any monies due the Additional Insureds under such policies; (f) permit but not require that any of the Additional Insureds pay or be liable for any premiums with respect to such insurance covered thereby; (g) provide for coverage in all areas in which any Aircraft is permitted to fly under the terms hereof; (h) provide that all of the provisions thereof, except the limits of liability, will operate in the same manner as if there were a separate policy covering each Additional Insured; and (i) contain breach of warranty provisions providing that, in respect of the interests of the Additional Insureds in such policies, the insurance will not be invalidated by any action or inaction of Grantor or any other person (other than an Additional Insured, as to itself only) and will insure the Additional Insureds regardless of any breach or violation of any warranty, declaration or condition contained in such policies by Grantor or by any other person (other than an Additional Insured, as to itself only). As used herein, the term “Additional Insureds” means The Prudential Insurance Company of America.

Section 4.3                                      No Right to Self-insure. Grantor will not self-insure (by deductible, premium adjustment, or risk retention arrangement of any kind) the insurance required to be maintained hereunder, except that Grantor may maintain a $2,000,000 deductible per occurrence per Aircraft.

Section 4.4                                      Notice of Loss or Damage; Application of Proceeds. Grantor will give Secured Party prompt notice of any damage to or loss of, any Aircraft, or any part thereof. Insurance proceeds for partial loss or damage to any Aircraft or any part thereof will be applied as Secured Party in its sole discretion determines.

Section 4.5                                      Reports, Policies, Certificates. Prior the Closing Date, Grantor will deliver to the Additional Insureds a certificate of insurance and copies of the lienholder’s endorsement evidencing that the insurance coverage required hereunder has been obtained beyond the expiration date, together with a certificate certifying that such insurance complies with the terms hereof, accompanied, if requested by Secured Party, by the applicable policies and report(s) of insurance broker(s) or underwriter(s) as to the conformity of such coverage with such requirements; provided, however, that the Additional Insureds will be under no duty either to ascertain the existence of or to examine any certificates or reports or to advise Grantor if such insurance does not comply with the requirements of this section. Not less than fifteen (15) days after the annual renewals of the policies obtained by Grantor pursuant to this Section, Grantor will deliver to the Additional Insured certificate(s) of insurance and copies of the lienholder’s endorsement evidencing that the coverage required hereunder has been obtained beyond the expiration date thereof, evidencing no gaps in coverage, together with a certificate certifying that such insurance complies with the terms hereof, accompanied by any additional documentation regarding such insurance requested by Secured Party.

Section 4.6                                      Attorney-in Fact. Grantor irrevocably appoints Secured Party (and any assignee, mortgagee and/or lender of the Secured Party) its attorney-in-fact to file, settle, or adjust, and receive payment of, claims under any insurance policy required hereby and to endorse Grantor’s name on any checks, drafts or other instruments in payment of such claims, and to otherwise act in Grantor’s name and on its behalf to make, execute, deliver and file any instruments or documents necessary in connection therewith, and to take any action as Secured Party (and any such assignee, mortgagee and/or lender) deems necessary or appropriate to obtain the benefits intended to inure to Secured Party under this Section 4. To the extent appropriate or permissible under applicable law, such appointment is coupled with an interest, is irrevocable, and will terminate only upon payment in full of the obligations set forth in this Agreement and/or any agreements, documents or instruments related thereto. Notwithstanding the foregoing, unless a Default or Event of Default has occurred and is continuing hereunder, Secured Party agrees that it will not exercise its powers as attorney in fact with respect to claims for damages in amounts payable under such policies of insurance which are less than Two Hundred Fifty Thousand Dollars ($250,000).

ARTICLE 5 — EVENTS OF DEFAULT AND REMEDIES

Section 5.1                                      Events of Default; Remedies. As used herein, the term “Event of Default” means any of the following events:

a)                                      Grantor fails to pay any installment of principal or interest on the Note or any amount due hereunder within five (5) days after the same has become due;

b)                                     Grantor fails to keep in full force and effect any of the insurance required under this Agreement, or operates any Aircraft at a time when, or at a place in which, such insurance is not in effect;

c)                                      Grantor fails to perform or observe any other covenant, condition or agreement required to be performed or observed by it hereunder or under any agreement, document or certificate related hereto, and such failure continues for ten (10) days after written notice thereof from Secured Party to Grantor;

d)                                     Grantor defaults in the payment or performance of any other obligation to Secured Party or any affiliated Person controlling, controlled by or under common control with Secured Party;

e)                                      any representation or warranty now or hereafter made or information now or hereafter provided by Grantor, including any financial information, proves to be or to have been false, inaccurate, or misleading in any material respect;

f)                                        the commencement of any bankruptcy, insolvency, arrangement, reorganization, receivership, liquidation or other similar proceeding by or against Grantor or any of its properties or businesses (which, in the case of a proceeding commenced against Grantor, has not been dismissed within sixty (60) days of the filing thereof), the appointment of a trustee, receiver, liquidator or custodian for Grantor or any of its properties or businesses, or the making by Grantor of a general assignment or deed of trust for the benefit of creditors;

g)                                     Grantor defaults in any obligation to a third party, as a result of which such third party has the right to accelerate Grantor’s obligations to such third party in excess of $1,000,000;

h)                                     Grantor does or agrees to (i) sell, transfer or dispose of all or substantially all of its stock or other ownership interests, assets or property, (ii) merge with or into any other entity or engage in any form of corporate reorganization, (iii) become the subject of, or engage in, a leveraged buy-out (other than in connection with the transactions contemplated hereby and under the Credit Agreement) or (iv) terminate its existence by merger, consolidation or sale of substantially all of its assets or otherwise;

i)                                         there occurs any Change of Control with respect to Grantor, except as has been approved in writing by Secured Party;

j)                                         Grantor, if an individual, dies or, if a legal entity, is dissolved;

k)                                      Grantor becomes insolvent or generally fails to pay its debts as they became due or Grantor admits in writing its inability to pay its debts or obligations generally as they become due;

l)                                         there has been a Material Adverse Effect since the date of this Agreement;

m)                                   any event or condition set forth in subsections (d) through (l) of this section occurs with respect to any affiliated Person, or any Person controlling, controlled by or under common control with Grantor;

n)                                     any of the liens created or granted hereby, or intended to be granted or created hereby, to Secured Party fails to be valid, first priority perfected liens subject to no prior, equal or subordinate lien;

o)                                     an additional Lien (other than a Permitted Lien) attaches to the Equipment or any of the other Collateral, the Equipment or any of the other Collateral becomes subject to risk of seizure or forfeiture or Grantor creates in favor of or provides for the benefit of any Person (other than the Secured Party) or registers or consents to the registration with the International Registry of, an International Interest or a Prospective International Interest in or relating to the Airframe or Engines, or provides a IDERA in favor of any Person with respect to each Aircraft other than Secured Party; and

p)                                     Grantor defaults under the Credit Agreement.

Section 5.2                                      Remedies. Upon the occurrence and continuance of any Event of Default, Secured Party may declare any or all of the Obligations to be immediately due and payable, without demand or notice to Grantor or any Guarantor, and Secured Party will have the immediate right to enforce its rights hereunder. The Obligations accelerated thereby will bear interest (both before and after any judgment) until paid in full at the Default Rate. Should there occur a Default, and if a voluntary or involuntary petition under the United States Bankruptcy Code is filed by or against Grantor while such Default remains uncured, the Secured Obligations will be automatically accelerated and due and payable, and interest thereon at the Default Rate will automatically apply as of the date of the first occurrence of the Default, without any notice, demand or action of any type on the part of Secured Party (including any action evidencing the acceleration or imposition of the Default Rate). The fact that Secured Party has, prior to the filing of the voluntary or involuntary petition under the United States Bankruptcy Code, acted in a manner which is inconsistent with the acceleration and imposition of such rate will not constitute a waiver of this provision or estop Secured Party from asserting or enforcing Secured Party’s rights hereunder. In addition, Secured Party may exercise any one or more of the following remedies, as Secured Party in its sole discretion elects:

a)                                      Proceed by appropriate court action, either at law or in equity, to enforce performance by Grantor of this Agreement or to recover damages, including incidental and consequential damages, for the breach hereof.

b)                                     Cause Grantor, at its expense, promptly to return each Aircraft to Secured Party at such reasonable place(s) as Secured Party designates within the continental United States.

c)                                      Enter upon any premises where any Aircraft is located and, without notice to Grantor, take immediate possession of and remove the same, together with any Engines and

Parts, by self-help, summary proceedings or otherwise without any liability of any kind whatsoever on the part of Secured Party for or by reason of such entry or taking of possession.

d)                                     Sell or otherwise dispose of any Aircraft by public or private sale, with or without notice to the Grantor, and without having such Aircraft present at the place of sale and in such manner as it deems appropriate. Secured Party may elect to purchase any Aircraft at such sale for a price not less than the highest bona fide bid given by a Person unrelated to Grantor. Grantor waives all of its rights under laws governing such sale to the extent permitted by law. Grantor hereby agrees that ten working days’ prior notice to Grantor of any public sale or of the time after which a private sale may be negotiated will be conclusively deemed commercially reasonable notice.

e)                                      Hold, keep idle, lease, de-register, export or use or operate all or part of any Aircraft without any liability whatsoever and store any Aircraft on Grantor’s premises pending lease or sale or hold a sale on such premises without liability for rent or costs whatsoever.

f)                                        Exercise any other right or remedy available to Secured Party under applicable law.

In addition, Grantor will be liable for all costs, charges and expenses, including reasonable legal fees and disbursements, incurred by Secured Party by reason of the occurrence of any Event of Default or in enforcing Secured Party’s rights under the Agreement, before or in connection with litigation and for any deficiency in the disposition of the Aircraft.

Section 5.3                                      Remedies Cumulative. Each and every right, power and remedy herein specifically given to the Secured Party or otherwise in this Agreement or the other Loan Documents are cumulative and are in addition to every other right, power and remedy herein or therein specifically given or now or hereafter existing at law, including upon an Event of Default any applicable remedies specified under the Cape Town Treaty available to Secured Party, in equity or by statute, and each and every right, power and remedy whether specifically herein or therein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Secured Party, and the exercise or the beginning of the exercise of any power or remedy will not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No delay or omission by the Secured Party in the exercise of any right, power or remedy or in the pursuit of any remedy will impair any such right, power or remedy or be construed to be a waiver of any default on the part of the Grantor to be an acquiescence therein.

Section 5.4                                      Grantor’s Waiver of Rights. To the extent permitted by applicable law, the Grantor hereby waives any rights, now or hereafter conferred by statute or otherwise, which might limit or modify any of the rights or remedies of the Secured Party under or in connection with this Article 5, including any right to require Secured Party to sell, lease or otherwise use any Aircraft in mitigation of Secured Party’s damages as set forth herein.

Section 5.5                                      Power of Attorney. The Grantor hereby appoints the Secured Party or its designated agent as such Grantor’s attorney-in-fact, irrevocably, with full power of substitution, to collect all payments with respect to the Collateral due and to become due under or arising out of this Agreement or any other Loan Document, to receive all moneys (including proceeds of insurance) which may become due under any policy insuring the Collateral and all awards payable in connection with the condemnation, requisition or seizure of the Collateral, or any part thereof, to execute proofs of claim, to endorse drafts, checks and other instruments for the payment of money payable to the Grantor in payment of such insurance moneys and to do all other acts, things, take any actions (including the filing of financing statements or other documents) or institute any proceedings which the Secured Party may deem to be necessary or appropriate at any time to protect and preserve the interest of the Secured Party in the Collateral, or in this Agreement or the other Loan Documents.

Section 5.6                                      Distribution of Amounts Received After an Event of Default. All payments received and amounts realized by the Secured Party with respect to the Collateral after an Event of Default has occurred and is continuing (whether realized from the exercise of any remedies pursuant to this Article 5 or otherwise), as well as payments or amounts then held by the Secured Party as part of the Collateral, will be distributed by the Secured Party in the following order of priority:

a)                                      First, to pay the expenses paid by the Secured Party pursuant to this Article 5 (to the extent not previously reimbursed) will be paid to the Secured Party;

b)                                     Second, to pay the amounts payable to any Indemnified Party (to the extent not previously reimbursed) will be paid to such Indemnified Party;

c)                                      Third, to pay in full the aggregate unpaid principal amount of the Loan, the accrued but unpaid interest thereon to the date of distribution, indemnification for funding losses, if any, and all other Obligations, will be paid to the Secured Party; such payments or amounts to be applied to the amounts so due, owing or unpaid in such order of application as the Secured Party may from time to time elect; and

d)                                     Fourth, the balance, if any, will be paid to the Grantor.

Section 5.7                                      Suits for Enforcement. In case of any default in payment of the Loan beyond any applicable grace period, then, regardless of whether or not the Loan has then been accelerated, the Secured Party may proceed to enforce the payment of the Loan. The Grantor agrees that, in the case of any default in the payment of the Loan, it will pay the Secured Party such further amount as is sufficient to pay the costs and expenses of collection, including reasonable attorneys’ fees and expenses.

ARTICLE 6 — REPRESENTATIONS AND WARRANTIES

Section 6.1                                      Representations, Warranties and Covenants of Grantor. Grantor represents, warrants and covenants that:

a)                                      Grantor’s exact legal name is as set forth in the preamble of this Agreement and Grantor (i) is, and will remain, duly organized, existing and in good standing under the laws of the State set forth in the preamble of this Agreement, (ii) has its chief executive offices at the location set forth in such paragraph, (iii) is, and will remain, duly qualified and licensed in every jurisdiction wherever necessary to carry on its business and operations, except where failure to qualify would not have a Material Adverse Effect, (iv) is at all times while this Agreement or any Loan Documents are in effect, shall be, or shall cause the Aircraft operated under United States registration to be registered in the name of a “citizen of the United States” within the meaning of the U.S. Transportation Code, as amended from time to time and recodified at Section 40102(a)(15) of Title 49 et seq, so long as any Obligations are due to Secured Party under the Loan Documents, (v) has not, within the previous six (6) years, changed its name, done business under any other names, changed its chief place of business from its present location, or merged or consolidated with any other entity except as previously disclosed to Secured Party, and (vi) is not insolvent within the meaning of any applicable state or federal law;

b)                                     Grantor has full power, authority and legal right to enter into, and to perform its obligations under, each of the Loan Documents and has full right and lawful authority to grant the security interest described in this Agreement;

c)                                      The Loan Documents have been duly authorized, executed and delivered by Grantor and constitute legal, valid and binding agreements enforceable under all applicable laws in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’

rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law);

d)                                     No approval, consent or withholding of objections is required from any governmental body, agency, authority or instrumentality or any other entity with respect to the entry into, or performance by, Grantor of any of the Loan Documents, except such as have already been obtained;

e)                                      The entry into, and performance by, Grantor of the Loan Documents will not (i) violate any of Grantor’s organizational documents, (ii) violate any judgment, order, law or regulation applicable to Grantor, except where such violation would not have a Material Adverse Effect, or (iii) result in any breach of, constitute a default under, or result in the creation of, any lien, claim or encumbrance on any of Grantor’s property (except for liens in favor of Secured Party) pursuant to, any indenture mortgage, deed of trust, bank loan, credit agreement, or other agreement or instrument to which Grantor is a party;

f)                                        There are no suits or proceedings pending or, to Grantor’s knowledge, threatened in writing in court or before any commission, board or other administrative agency against or affecting Grantor which could, in the aggregate, have a Material Adverse Effect;

g)                                     All financial statements, if any, delivered to Secured Party in connection with the Obligations have been prepared in accordance with generally accepted accounting principles, and since the date of the most recent financial statement there has been no material adverse change in Grantor’s financial condition or business prospects;

h)                                     Grantor is (or, if any Aircraft is to be acquired hereafter, will be) and will remain the sole lawful owner of each Aircraft and, except as otherwise consented to in writing by Secured Party and except as permitted under Section 8.6 hereof, Grantor will remain in sole, open and notorious possession of each Aircraft. Grantor has (or, if an Aircraft is to be acquired hereafter, will upon acquisition thereof have) good and marketable title to each Aircraft and power to dispose of each Aircraft, free and clear of all liens and encumbrances other than the lien evidenced by this Agreement and Permitted Liens. Grantor will, at all times during which any amount remains unpaid hereunder or under the Note, keep each Aircraft and the other Collateral free from all Liens, other than those in favor of Secured Party and Permitted Liens, and Grantor will defend all Aircraft and the other Collateral against all claims and demands of all other persons claiming any interest therein;

i)                                         Grantor has filed or caused to be filed all required federal and material, state and local tax returns, and has paid or caused to be paid and will continue to pay all material taxes that are due and payable with respect to its business and assets (except if being contested in good faith and if adequate reserves for the payment thereof have been established). All sales, use, documentation or similar material taxes, fees or other charges due and payable on or prior to the date hereof with respect to the sale to and purchase by Grantor of any Aircraft have been paid in full. Grantor will promptly pay or cause to be paid all material taxes, license fees, assessments and public and private charges that are or may be levied or assessed on or against any Aircraft or the ownership or use thereof, or on this Agreement;

j)                                         Grantor is the registered owner of each Aircraft, as shown in the records of the Relevant Authority and, so long as any of the Obligations remain unpaid, Grantor will not impair such registration or cause it to be impaired, suspended or cancelled, nor will Grantor register any Aircraft under the laws of any country except the country of the Relevant Authority;

k)                                      Grantor will promptly notify Secured Party of any facts or occurrences which do or, by passage of time or otherwise, will constitute a breach of any of the above warranties and covenants it becomes aware of;

l)                                         Each of the Engines has more than 550 rated takeoff thrust horsepower or the equivalent of such horsepower.

m)                                   Except for (i) registration of each Aircraft with the Relevant Authority, (ii) filing and recording of this Agreement with the FAA, (iii) the filing of AC Form 8050-135 with respect to the International Interests assigned or created (or to be assigned or created in the case of Prospective Assignments or Prospective International Interests) in each Aircraft by this Agreement and effecting the registration of such interests with the International Registry, (iv) filing of a financing statement under the UCC, and (v) filing a personal property security interest in Canada if the Aircraft is registered in Canada, no further action, including any filing, registration or recording of any document, is necessary or advisable in order to establish and perfect Secured Party’s interest in any Aircraft as against Grantor and/or any other Person;

n)                                     Grantor has no pending claims and Grantor has no knowledge of any facts upon which a future claim may be based, in each case for breach of warranty or otherwise, against any prior owner, any manufacturer, or any supplier of the Airframe, the Rotors, the Rotor Blades, the Accessories, any Engine, or any Parts;

o)                                     The Records have been kept, and Grantor will so long as any Obligations remain outstanding continue to keep the Records, in accordance with the requirements of the rules and regulations of any Relevant Authority, and industry standards.

p)                                     Except (i) as disclosed by that certain Phase I Environmental Site Assessment and Limited Compliance Review of Erickson Air-Crane Incorporated Central Point Oregon, prepared by ENVIRON International Corporation, Project No. 02-18298A and dated June 2007 and (ii) where failure to comply with such representation and warranty would not have a Material Adverse Effect, all properties of the Grantor and its use thereof comply in all material respects with all Environmental Laws, applicable zoning and use restrictions and with applicable laws and regulations relating to health, safety and the environment in all jurisdictions in which the Grantor is doing business. Except (x) as disclosed by that certain Phase I Environmental Site Assessment and Limited Compliance Review of Erickson Air-Crane Incorporated Central Point Oregon, prepared by ENVIRON International Corporation, Project No. 02-18298A and dated June 2007 and (y) where failure to comply with such representation and warranty would not have a Material Adverse Effect, no Hazardous Materials have been generated, manufactured, refined, transferred, stored, treated, transported, handled, managed, discharged or disposed of on any property of the Grantor, by the Grantor, or to Grantor’s knowledge, by any other Person except in accordance with applicable laws.

Section 6.2                                      Registration and Operation.

a)                                      Grantor, at its own cost and expense, shall cause the Aircraft to be duly registered in the name of Grantor as owner and subject only to Secured Party’s first priority security interest and International Interest, and Permitted Liens and at all times thereafter to remain duly registered, in the name of the Grantor as owner with the Relevant Authority.  The Grantor agrees that it will not utilize any item of Equipment in violation of any law or any rule, regulation or order (including, without limitation, concerning alcoholic beverages or prohibited substances) of any Relevant Authority or other governmental authority having jurisdiction (domestic or foreign) or in violation of any airworthiness certificate, license or registration relating to any item of Equipment issued by any such authority, except, in each case, to the extent such violation is not material or the validity or application of any such law, rule, regulation or order is being contested in good faith and by appropriate proceedings (but only so long as such proceedings do not, in the Secured Party’s reasonable opinion, involve any material danger of the sale, forfeiture or loss of such item of Equipment, or any interest, including the Secured Party’s security interest, therein).

b)                                     The Grantor shall not utilize the Aircraft so as to include any landings in countries other than countries that then have diplomatic relations with the United States of America.  The Grantor shall not operate the Aircraft in any country or territory where armed conflict exists unless the Aircraft is fully insured against such risks.

Section 6.3                                      USA PATRIOT Act Notice.  Secured Party is subject to the Patriot Act (as hereinafter defined) and hereby notifies the Grantor and each other Loan Party that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001) as modified from time to time, and the regulations promulgated thereunder (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Grantor and such other Loan Party, which information includes the name and address of Grantor and such other Loan Party and other information that will allow such Secured Party to identify Grantor and each other Loan Party in accordance with the Patriot Act. Grantor represents and warrants that it is not a foreign shell bank, as defined in the USA Patriot Act, and is not being used by a foreign bank to indirectly provide banking services to another foreign bank that does not have a physical presence in any country. Grantor shall, with reasonable promptness, provide to Secured Party all information and data with respect to Secured Party and/or any of its affiliates as from time-to-time may be required for Secured Party to comply with the Patriot Act, with the understanding that Secured Party may share information with the United States government for the purpose of identifying or reporting suspected terrorism or money laundering.

Section 6.4                                      Regulatory Compliance.  Grantor represents and warrants that neither it nor any of its shareholders, principals, members, managers, directors, officers, employees, parents, subsidiaries, affiliates or guarantors are: (a) subject to United States or multilateral economic or trade sanctions currently in force; (b) owned or controlled by, or act on behalf of, any governments, corporations, companies, entities or individuals that are subject to United States or multilateral economic or trade sanctions currently in force; or (c) named, identified or described on any blocked persons list, designated nationals list, denied persons list, entity list, debarred party list, unverified list, sanctions list or other list of individuals or entities with whom United States persons may not conduct business, including, without limitation, lists published or maintained by the Office of Foreign Assets Control of the United States Department of Treasury; lists published or maintained by the United States Department of Commerce; and lists published or maintained by the United States Department of State. Grantor further represents and warrants that it shall operate the Aircraft (or cause the same to be operated) in compliance with (x) the Aircraft’s certificate of airworthiness, certificate of registration, or any other license or registration relating to the Aircraft; (y) any applicable law, regulation or order by any governmental entity having jurisdiction over Grantor or over the Aircraft or aircraft operations; and (z) any applicable Executive Order of the President of the United States and any applicable United States federal, state or local law, statute or regulation, including, without limitation, regulations issued and/or enforced by the United States Department of Transportation, regulations issued and/or enforced by the Federal Aviation Administration, regulations issued and/or enforced by the Office of Foreign Assets Control of the United States Department of the Treasury, regulations issued and/or enforced by the United States Department of State, regulations issued and/or enforced by the United States Department of Commerce, and regulations issued and/or enforced by the United States Homeland Security Department (including, the Bureau of Customs and Border Protection and the Transportation Security Administration) (all such aforementioned Executive Orders, other orders, laws, statutes and regulations contained in this Section 6.3 collectively referred to herein as “Applicable U.S. Laws”); provided, however, Grantor shall not be in default of this Section 6.3 if there have been unintentional minor or nonrecurring violations which are cured promptly and which: (i) do not involve any loss or reduction of coverage under any insurance required by this Agreement or the Security Agreement; (ii) do not involve any significant risk of the sale, forfeiture or loss of or damage to the Aircraft or any interest therein; (iii) do not subject the Secured Party to civil penalties; (iv) do not subject the Grantor, Secured Party, or any of their affiliates to criminal penalties; and (v) do not subject the Grantor, Secured Party (or any of their affiliates) or any person operating the Aircraft to any fine, penalty or enforcement action which would materially adversely affect the business or operations of Grantor or Secured Party, the operation of the Aircraft or the rights of Grantor or Secured Party hereunder, provided that, in any such case, Grantor may in good faith diligently contest the validity or application of any such applicable law, statute or regulation in any reasonable manner which does not materially adversely affect Grantor or Secured Party or have any significant risk of the sale or forfeiture of the Aircraft or materially adversely affect the rights of the Secured Party or the obligations of the Grantor hereunder. Grantor acknowledges that transportation to, from, within, or over the United States is subject to the laws and regulations of the United States. Grantor covenants and agrees that neither it nor any of its agents, representatives or affiliates shall use, operate, lease, sublease, maintain, or insure the Aircraft for any purpose or in any manner which violates directly or indirectly any Applicable U.S. Laws. Grantor hereby agrees to comply with all information requests from Secured Party and from any court, agency, office, department or other instrumentality of any United States Federal, state or local government regarding Grantor’s or Secured Party’s (or any of their affiliates) compliance with the Applicable U.S. Laws.

ARTICLE 7 — SECURITY INTEREST ABSOLUTE

Section 7.1                                      Security Interest Absolute. All rights of the Secured Party and the security interests and International Interests assigned, granted to and created in favor of the Secured Party hereunder, and all obligations of the Grantor hereunder, will be absolute and unconditional, irrespective of:

a)                                      any lack of validity or enforceability of any Loan Document;

b)                                     the failure of the Secured Party to:

(i)                                     assert any claim or demand or to enforce any right or remedy against the Grantor or any other Person under the provisions of the Loan Agreement any other Loan Document or otherwise; or

(ii)                                  to exercise any right or remedy against any Guarantor of, or collateral securing, any of the Obligations;

c)                                      any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations or any other extension, compromise or renewal of any of the Obligations;

d)                                     any reduction, limitation, impairment or termination of any of the Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise, and will not be subject to (and the Grantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any of the Obligations;

e)                                      any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of the Loan Agreement or any other Loan Document;

f)                                        any addition, exchange, release, surrender or nonperfection of any collateral (including the Collateral), or any amendment to or waiver or release of or addition to or consent to departure from any guaranty, for any of the Obligations; or

g)                                     any other circumstances which might otherwise constitute a defense available to, or a legal or equitable discharge of, the Grantor.

ARTICLE 8 — MISCELLANEOUS

Section 8.1                                      Governing Law; Jurisdiction. THIS AGREEMENT IS BEING DELIVERED IN THE STATE OF NEW YORK. THIS AGREEMENT WILL BE GOVERNED BY, AND BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. Grantor hereby irrevocably consents and agrees that any legal action, suit or proceeding arising out of or in any way in connection with this Agreement or any of the other Loan Documents may be instituted or brought in the courts of the State of New York or in the United States Courts located in the State of New York, and the appellate courts from any thereof, as Secured Party may elect or in any other state or Federal court as Secured Party shall deem appropriate, and by execution and delivery of this Agreement, Grantor hereby irrevocably accepts and submits to, for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of any such court, and to all proceedings in such courts. Grantor irrevocably consents to service of any summons and/or legal process by first class, certified United States air mail, postage prepaid, to Grantor at the address set forth herein, such method of service to constitute, in every respect, sufficient and effective service of process in any such legal action or proceeding. Nothing in this Agreement or in any of the other Loan Documents shall affect the right to service of process in any other manner permitted by law or limit the right of Secured Party to bring actions, suits or proceedings in the courts of any other jurisdiction. Grantor further agrees that final judgment against it in any such legal action, suit or proceeding shall be conclusive and may be enforced in any other jurisdiction, within or outside the United States of America, by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and the amount of the liability. Secured Party and Grantor agree that such state and Federal courts of and within the State of New York have non-exclusive jurisdiction in respect of any claims brought under the Cape Town Treaty relating to any Aircraft.

Section 8.2                                      Notices. All notices and other communications hereunder will be in writing and will be transmitted by hand, overnight courier or certified mail (return receipt requested), US postage prepaid. Such notices and other communications will be addressed if to Secured Party, in care of Prudential Capital Group—Commercial Asset Finance, 3350 Riverwood Parkway, Suite 1500, Atlanta, Georgia 30339, Attention: Managing Director, with copy to Attention: Vice President and Corporate Counsel, and if to Grantor at the address set forth in the introductory paragraph of this Agreement or at such other address as any party may, from time to time, designate by notice duly given in accordance with this section. Such notices and other communications will be effective upon the earlier of receipt or three days after mailing if mailed in accordance with the terms of this section.

Section 8.3                                      Time of the Essence. Time is of the essence in the payment and performance of all of Grantor’s obligations hereunder and under the other Loan Documents.

Section 8.4                                      Limitation as to Enforcement of Rights, Remedies and Claims. Nothing in this Agreement, whether express or implied, will be construed to give to any Person other than the Grantor and the Secured Party any legal or equitable right, remedy or claim under or in respect of this Agreement or any other Loan Document.

Section 8.5                                      Severability of Invalid Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction will, as to such provision, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction.

Section 8.6                                      Note Register. Throughout the term of the Loan, Grantor shall keep a register of all Notes issued by Grantor pursuant to the terms hereof (the “Register”) and shall record therein all participations, assignments and transfers described in Section 8.7 hereof. Secured Party, together with any of its assignees or transferees, shall have the right at any time during Grantor’s regular business hours to inspect the Register.

Section 8.7                                      Assignment. GRANTOR WILL NOT WITHOUT THE CONSENT OF SECURED PARTY, SELL, TRANSFER, ASSIGN, CHARTER, CONVEY, PLEDGE, MORTGAGE OR OTHERWISE ENCUMBER ALL OR ANY PART OF THE EQUIPMENT OR THIS AGREEMENT, AND ANY SUCH ATTEMPTED SALE, TRANSFER, ASSIGNMENT, CHARTER, CONVEYANCE, PLEDGE, MORTGAGE OR ENCUMBRANCE, WHETHER BY OPERATION OF LAW OR OTHERWISE, WITHOUT THE PRIOR WRITTEN CONSENT OF SECURED PARTY WILL BE NULL AND VOID. IN ADDITION, GRANTOR WILL NOT ENTER INTO ANY INTERCHANGE AGREEMENT WITH RESPECT TO ANY AIRCRAFT OR RELINQUISH POSSESSION OF ANY AIRCRAFT OR ANY ENGINE, OR INSTALL ANY ENGINE OR

PART, OR PERMIT ANY ENGINE OR PART TO BE INSTALLED, ON ANY AIRFRAME OTHER THAN THE AIRFRAME DESCRIBED HEREIN OR AN AIRFRAME OWNED OR OPERATED BY GRANTOR. No consent by Secured Party to any of the foregoing will in any event relieve Grantor of primary, absolute and unconditional liability for its duties and obligations under this Agreement. Secured Party, at any time with or without notice to Grantor, may sell, transfer, assign and/or grant a security interest in all or any part of Secured Party’s interest in the Loan Documents or any Aircraft or any part thereof (each, a “Secured Party Transfer”) and Grantor hereby expressly consents in advance to any such assignment by Secured Party of the Loan Documents and Secured Party’s associated rights therein, including in connection therewith any assignment of Secured Party International Interests assigned or created hereunder in or relating to any Aircraft. Any purchaser, transferee, assignee or secured party of Secured Party (each a “Secured Party Assignee”) will have and may exercise all of Secured Party’s rights hereunder with respect to the items to which any such Secured Party Transfer relates, and Grantor will not assert against any Secured Party Assignee any claim Grantor may have against Secured Party, provided Grantor may assert any such claim in a separate action against Secured Party. Upon receipt of written notice of a Secured Party Transfer, Grantor will promptly acknowledge in writing its obligations under this Agreement, will comply with the written directions or demands of any Secured Party Assignee and will make all payments due under the assigned Agreement as directed in writing by the Secured Party Assignee. Following such Secured Party Transfer, the term “Secured Party” will be deemed to include or refer to each Secured Party Assignee. Grantor will provide reasonable assistance to Secured Party to complete any transaction contemplated by this subsection. Subject to the restriction on assignment contained in this subsection, this Agreement inures to the benefit of, and is binding upon, the successors and assigns of the parties hereto.

Section 8.8                                      Benefit of Parties, Successors and Assigns; Entire Agreement. All representations, warranties, covenants and agreements contained herein or delivered in connection herewith will be binding upon, and inure to the benefit of, the Grantor and the Secured Party and their respective legal representatives, successors and assigns. This Agreement, together with the other Loan Documents, constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior understandings and agreements of such parties.

Section 8.9                                      Further Assurances. At any time and from time to time, upon the reasonable request of the Secured Party, the Grantor will promptly and duly execute and deliver any and all such further instruments and documents and take such action (including providing any necessary consents) with the FAA, Relevant Authority or International Registry as may be specified in such request, and as are necessary to perfect, preserve or protect the security interests, International Interests and assignments created or intended to be created hereby, or to obtain for the Secured Party the full benefit of the specific rights and powers herein granted and assigned, including the execution and delivery of Uniform Commercial Code financing statements and continuation statements with respect thereto, or similar instruments relating to the perfection of the mortgage, security interests, International Interests or assignments created or intended to be created hereby.

Section 8.10                                Performance by Secured Party. In its discretion, the Secured Party may (but will not be obligated to), at any time and from time to time (regardless of whether or not a Default or an Event of Default has occurred), for the account of the Grantor, pay any amount required to be paid by the Grantor hereunder, or do any act required of the Grantor hereunder, and which the Grantor fails to pay or do at the time required, and any such payment will be repayable to the Secured Party by the Grantor on demand, will bear interest at the Default Rate, and will be secured by the Collateral.

Section 8.11                                Aircraft Intercreditor Agreement. Notwithstanding anything herein to the contrary, the lien and security interest granted to the Secured Party in the Aircraft pursuant to this Agreement and the exercise of any right or remedy by the Secured Party hereunder with respect to the Aircraft is subject to the provisions of the Aircraft Intercreditor Agreement.  In the event of a conflict between the terms of the Aircraft Intercreditor Agreement and this Agreement, the terms of the Aircraft Intercreditor Agreement shall govern and control, except that this Agreement shall control with respect to (i) the imposition of the lien and security interest hereof and (ii) the governing law applicable to this Agreement.

Section 8.12                                Indemnity. Grantor will indemnify and hold harmless Secured Party and each Secured Party Assignee, on an after tax basis, from and against any and all liabilities, causes of action, claims, suits, penalties, damages, losses, costs or expenses (including attorneys’ fees), obligations, demands and judgments (collectively, a “Liability”) arising out of or in any way related to: (a) Grantor’s failure to perform any covenant under any of the Loan Documents, (b) the untruth of any representation or warranty made by Grantor under the Loan Documents, (c) the order, manufacture, purchase, ownership, selection, acceptance, rejection, possession, rental, sublease, operation, use, maintenance, control, loss, damage, destruction, removal, storage, surrender, sale, condition, delivery, return or other disposition of or any other matter relating to any Aircraft, or (d) injury to persons, property or the environment including any Liability based on strict liability in tort, negligence, breach of warranties or Grantor’s failure to comply fully with applicable law or regulatory requirements; provided, that the foregoing indemnity will not extend to any Liability to the extent resulting solely from the gross negligence or willful misconduct of Secured Party.

Section 8.13                                Amendments. Neither this Agreement, nor any of the terms hereof, may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing which is signed by the party against whom the enforcement of the termination, amendment, supplement, waiver or modification is sought.

Section 8.14                                Waiver of Jury Trial. SECURED PARTY AND GRANTOR HEREBY EACH WAIVE THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO ANY AIRCRAFT OR THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. THIS WAIVER IS MADE KNOWINGLY, WILLINGLY AND VOLUNTARILY BY SECURED PARTY AND GRANTOR, WHO EACH ACKNOWLEDGE THAT NO REPRESENTATIONS HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. THIS WAIVER APPLIES TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO. GRANTOR AGREES THAT IT WILL NOT ASSERT ANY CLAIM AGAINST THE SECURED PARTY OR ANY OTHER PERSON INDEMNIFIED UNDER THIS AGREEMENT ON ANY THEORY OF LIABILITY FOR SPECIAL, INDIRECT, CONSEQUENTIAL, INCIDENTAL OR PUNITIVE DAMAGES.

Section 8.15                                Counterpart Execution; Joint and Several Liability. This Agreement and any amendments to this Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when so executed and delivered, will be an original, but all such counterparts will together constitute but one and the same instrument. Fully executed sets of counterparts will be delivered to, and retained by, the Grantor and the Secured Party.

ARTICLE 9 — DEFINITIONS

Section 9.1                                      Definitions. In this Agreement, unless the context otherwise requires, the terms defined herein and in any agreement executed in connection herewith include, where appropriate, the plural as well as the singular and the singular as well as the plural. Except as otherwise indicated, all agreements defined herein refer to the same as from time to time amended or supplemented, or the terms thereof waived or modified in accordance herewith and therewith. The terms “including,” “includes” and “include” will be deemed to be followed by the words “without limitation.” Unless otherwise defined herein, capitalized terms used herein have the meanings given thereto in the Note. The following terms have the respective meanings set forth below:

a)                                      “Accessories” means the property of the Grantor consisting of water tanks, pond snorkels, sea snorkels, water cannons, and other equipment and attachments for any Aircraft that are used by the Grantor for the purpose of firefighting, logging and construction.

b)                                     “Act” means the Federal Aviation Act of 1958, as amended from time to time and recodified at 49 U.S.C. § 44101 et seq, or the laws and regulations of other Relevant Authority applicable to registration and operation of aircraft and recording of security interests therein.

c)                                      “Adjusted EBITDA” means, for any period, for the Grantor, Adjusted Net Income plus, to the extent deducted in determining Net Income, interest, taxes, depreciation and amortization, plus the sum of: (i) any expense or loss associated with (A) any proposed or completed equity or debt financing on or prior to the Closing Date and (B) the early retirement, extinguishment or refinancing of debt, and (C) bonuses paid with respect to the completion of any of the foregoing, (ii) any fees, expenses or charges deducted in computing Adjusted Net Income which have been determined by management of Grantor, which determination is acceptable to the Administrative Agent, to be non-recurring by virtue of changes in Grantor’s method of operations pursuant to its cost reduction or restructuring programs, (iii) noncash charges resulting from the application of purchase accounting, (iv) noncash expenses resulting from the granting of stock options, restricted stock or restricted stock unit awards under equity compensation programs solely with respect to Capital Stock, (v) transaction costs and expenses incurred in connection with Permitted Acquisitions, (vi) transaction costs incurred in connection with the transactions consummated during the last 12 months prior to and including the Closing Date and (vii) any other adjustments which are mutually agreed upon.

d)                                     “Adjusted Net Income” means, for any period, for the Grantor and Subsidiaries on a consolidated basis, net income excluding (i) extraordinary gains and extraordinary losses, (ii) the effect of all non-cash currency translation adjustments (these “currency translation adjustments” shall exclude from Adjusted Net Income all income statement non-cash gains and losses from non-speculative, unbalanced hedge positions), (iii) involuntary conversion gains and losses, (iv) gains and losses from the disposal of property, plant and equipment, (v) any accretion on preferred stock, and (vi) Management Fees to the extent deducted from net income.

e)                                      “Administrative Agent” means KeyBank National Association in its capacity as administrative agent under the Credit Agreement.

f)                                        “Agreement”, “this Agreement”, “hereby”, “herein”, “hereof”, “hereunder” or other like words means this Master Aircraft Loan and Security Agreement, as it may be amended, modified or supplemented from time to time.

g)                                     “Aircraft” means the Airframe together with the Engine(s), Rotor and Rotor Blades whether or not such Engine(s), Rotor and/or Rotor Blades are installed on the Airframe or any other airframe.

h)                                     “Aircraft Intercreditor Agreement” means an intercreditor agreement between Administrative Agent, Term Lender and Second Lien Lender, and acknowledged by Grantor.

i)                                         “Airframe” means (i) the ten (10) Sikorsky/Erickson model S-64E Airframes (excluding, however, the Engine(s), the Rotors and Rotor Blades from time to time installed thereon) having the United States Registration Number and manufacturer’s serial numbers (or other Relevant Authority registration numbers) specified on Schedule 1 attached hereto, (ii) any and all avionics, appliances, instruments, accessories and parts, and all replacements therefor, which are from time to time incorporated or installed in or attached thereto or which have been removed therefrom, and (iii) any replacement airframe which may from time to time be substituted for such Airframe in accordance with the terms of the Agreement.

j)                                         “Borrower Stock Pledge” means a Stock Pledge Agreement by Grantor in favor of Collateral Agent covering 65% of Grantor’s stock in first tier foreign subsidiaries.

k)                                      “Business Day” means a day other than a Saturday, Sunday or a holiday on which the banks are open for business in New York, New York.

l)                                         “Cape Town Treaty” has the meaning provided in 49 U.S.C. § 44113(1).

m)                                   “Capital Expenditures” means, for any period, all expenditures of the Grantor during such period determined on a consolidated basis that, in accordance with GAAP, are or should be included in “purchase of property and equipment, goodwill, rights of way, and other long-term tangible assets or a similar tangible or intangible property account,” or similar items reflected in the consolidated statement of cash flows of the Grantor.

n)                                     “Change of Control” means, with respect to any Person, an event or series of events by which:

(i)                                     any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) (excluding the Sponsors and EAC Shareholders), becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934), directly or indirectly, of more than 50% of the equity securities of such Person entitled to vote for members of the board of directors or equivalent governing body of such Person on a fully-diluted basis; or

(ii)                                  a majority of the members of the board of directors or other equivalent governing body of such Person cease to be composed of individuals who were appointed by the Sponsors.

o)                                     “Closing Date” means the date on which the Secured Party makes the Loan to Grantor pursuant to the Note.

p)                                     “Collateral” has the meaning set forth in Section 1.1 hereof.

q)                                     “Collateral Agent” means Administrative Agent as collateral agent under the Revolving Lender/Term Lender Intercreditor Agreement, and any successor collateral agent thereunder.

r)                                        “Credit Agreement” means that certain Credit Agreement dated as of September       , 2007, in the amount of $65,000,000 between Grantor and KeyBank National Association, as Administrative Agent, Lender, Swing Line Lender, and L/C Issuer, and other Lenders a party thereto, as the same may be amended, restated, supplemented or otherwise modified from time to time.

s)                                      “Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States of America or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

t)                                        “Default” means an event which, after the giving of notice or lapse of time, or both, would become an Event of Default.

u)                                     “Default Rate” has the meaning given in the Note.

v)                                     “Domestic Subsidiary” means any subsidiary of Grantor that is organized and existing under the laws of the United States or any state or commonwealth thereof or under the laws of the District of Columbia.

w)                                   “EAC Shareholders” means, individually and collectively, ZM EAC LLC, a Delaware limited liability company, Stonehouse Erickson Investment Co. LLC, a Delaware limited liability company, and Stonehouse Erickson Investment Co. LLC., a Delaware limited liability company.

x)                                       “EAC Stock Pledge” means a Stock Pledge Agreement by EAC Shareholders in favor of Collateral Agent, for the benefit of Secured Party and Administrative Agent, on behalf of lenders under the Credit Agreement,  covering the capital stock of Erickson Air-Crane Incorporated.

y)                                     “Engine” means (i) each of the twenty (20) engines manufactured by Pratt & Whitney model JFTD12A-4A(5-64E) and JFTD12A-5A (5-64F), as applicable, having the manufacturer’s serial numbers specified on Schedule 1 attached hereto, whether or not from time to time installed on an Airframe or the airframe, (ii) any replacement engine which may from time to time be substituted for the Engine pursuant to the terms of the Agreement, and (iii) in each case, any and all parts which are from time to time incorporated or installed in or attached to any Engine and any and all parts removed therefrom.

z)                                       “Equipment” means any or all of the Airframe, Engines, Rotors, Rotor Blades, Parts and Accessories.

aa)                                “Event of Default” has the meaning set forth in Section 5.1 hereof.

bb)                              “Event of Loss” means, with respect to any item of Equipment:

(i)                                     such item of Equipment is lost, stolen, destroyed, rendered permanently unfit for its intended use, or irreparably damaged, from any cause whatsoever;

(ii)                                  such item of Equipment is returned to the manufacturer or seller or either of their agents or nominees pursuant to any warranty settlement or patent indemnity settlement;

(iii)                               such item of Equipment is damaged to the extent that an insurance settlement is made on the basis of a total loss or a constructive or compromised total loss;

(iv)                              such item of Equipment is prohibited from use for air transportation by any agency of the Government for a period of six months or more; or

(v)                                 such item of Equipment is taken or requisitioned by condemnation or otherwise by any governmental Person, including a foreign government or the Government resulting in loss of possession by the Grantor for a period of six months or more.

An Event of Loss with respect to any Aircraft will be deemed to have occurred if an Event of Loss occurs with respect to an Airframe and/or Engine that constitutes a part of such Aircraft.

cc)                                “Environmental Laws” means all federal, state and local statutes, regulations, ordinances, and requirements, now or hereafter in effect, pertaining to environmental protection, contamination or cleanup, including, without limitation (i) the Federal Resource Conservation and Recovery Act of 1976 (42 U.S.C. § 6901, et seq.), (ii) the Federal Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. § 9601, et seq.), (iii) the Federal Hazardous Materials Transportation Control Act (49 U.S.C. § 1801, et seq.), (iv) the Federal Clean Air Act (42 U.S.C. § 7401, et seq.), (v) the Federal Water Pollution Control Act, Federal Clean Water Act (33 U.S.C. § 1251, et seq.), (vi) the Federal Insecticide, Fungicide, and Rodenticide Act, Federal Pesticide Act (7 U.S.C. § 136, et seq.), (vii) the Federal Toxic Substances Control Act (15 U.S.C. § 2601, et seq.) and (viii) the Federal Safe Drinking Water Act (42 U.S.C. § 300f, et seq.), all as now or hereafter amended

dd)                              “FAA” means the United States Federal Aviation Administration or any governmental Person, agency or other authority succeeding to the functions of the Federal Aviation Administration.

ee)                                “Fixed Charge Coverage Ratio” means, as of any date of determination, for the Grantor and its Subsidiaries on a consolidated basis, the ratio of (a) the sum of (i) Adjusted EBITDA for the period of the four prior fiscal quarters ending on such date to (b) Fixed Charges for such period.

ff)                                    “Fixed Charges” means, for any period, for the Grantor and its Subsidiaries on a consolidated basis, the sum of Cash Interest Charges for such period, scheduled Debt Amortization for such period, cash taxes applicable to the subject period, Restricted Payments (other than Restricted Payments permitted under Section 2.01 of this Exhibit B, and Unfunded Capital Expenditures.

gg)                              “Funded Debt” means, as of any date of determination, without duplication, for the Grantor and its Subsidiaries on a consolidated basis, the sum of (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money and letters of credit (including, with respect to the Grantor or any Guarantor, Obligations hereunder) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) all purchase money Indebtedness, and (c) Attributable Indebtedness in respect of capital leases and Synthetic Lease Obligations.

hh)                              “GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination and applicable to privately held companies.

ii)                                      “Government” means the federal government of the United States of America or any instrumentality or agency thereof.

jj)                                      “Guarantor” means individually, and “Guarantors” means collectively, each future Domestic Subsidiary owned by the Grantor, and each currently inactive Domestic Subsidiary of Grantor that becomes active during the term of this Agreement.

kk)                                “Guaranty” means individually and collectively, any agreement under which any Guarantor guarantees Grantor’s obligations owed to Secured Party.

ll)                                      “Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

mm)                          “IDERA” means an Irrevocable De-Registration and Export Request Authorization in substantially the form annexed to the Cape Town Treaty.

nn)                              “incorporated in” means incorporated, installed in or attached to or otherwise made a part of.

oo)                              “Indemnified Parties” means the Secured Party and its successors, assigns, transferees, directors, officers, employees, shareholders, and agents.

pp)                              “Intangible Assets” means assets that are considered to be intangible assets under GAAP, including customer lists, goodwill, computer software, copyrights, trade names, trade marks, patents, unamortized deferred charges, unamortized debt discount and capitalized research and development costs.

qq)                              “International Interest” shall have the meaning provided thereto in the Cape Town Treaty.

rr)                                    “International Registry” has the meaning provided in 49 U.S.C. § 44113(3).

ss)                                “Lien” means any assignment, mortgage, pledge, lien, charge, encumbrance, lease security, interest International Interest, Prospective Assignment, Prospective International Interest, or any claim or exercise of rights affecting the title to or any interest in property.

tt)                                    “Loan Documents” means, collectively, this Agreement, the Note, the Guaranty, if any, an IDERA covering each Aircraft in favor of Secured Party, the Borrower Stock Pledge, the EAC Shareholder Stock Pledge, the Aircraft Intercreditor Agreement, the Revolving Lender/Term Lender Intercreditor Agreement, the Guaranty, and all other documents prepared by Secured Party and now or hereafter executed in connection therewith, and all amendments, restatements, modifications and supplements thereto that are specifically designated by its terms as a “Loan Document” for purposes of this Agreement.

uu)                              “Loss Value” means 100% of the amount necessary to pay in full, as of the date of payment thereof, the principal and accrued interest on the Loan attributable to such Aircraft, plus any corresponding prepayment premium calculated pursuant to the terms of the Note. If an Event of Loss occurs during a period of time when no prepayment is permitted, the Loss Value will include a prepayment premium in an amount equal to one percent (1.0%) of the then outstanding principal balance remaining under the Note attributable to such Aircraft.

vv)                              “Management Agreement” means that certain Management Agreement dated September     , 2007 between Grantor and Manager.

ww)                          “Management Fee” means fees for services by the Manager pursuant to the Management Agreement.

xx)                                  “Manager” means Stonehouse Capital Partners.

yy)                              “Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the business, prospects, operations, properties, liabilities (actual or contingent), financial and other condition and creditworthiness of the Grantor, or the Grantor and its subsidiaries taken as a whole (for the purposes of this Agreement, the Grantor and its subsidiaries shall be collectively referred to as the “Loan Party”); (b) a material impairment of the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon (i) the enforceability against any Loan Party of any Loan Documents to which it is a party, or (ii) the perfection or priority of any Lien granted under this Agreement in excess of $2,000,000.

zz)                                  “Net Worth” means, as of the date of determination, all assets appearing on the balance sheet of Grantor and Subsidiaries on a consolidated basis, on a GAAP basis, less, without duplication of deductions, the sum of all liabilities, all reserves established by Grantor for anticipated losses or expenses, (excluding the effect of currency translation adjustments recorded in the shareholder’s equity section of Grantor’s balance sheet and net of the after-tax value of the mark-to-market balances recorded in the asset and liability sections of the Grantor’s balance sheet that reflect non-speculative, unbalanced currency hedging positions, all in accordance with GAAP).

aaa)                          “Note” means, collectively, the Promissory Note by Grantor in favor of Secured Party dated the date hereof in the principal amount of $65,000,000.00, all now existing or hereafter executed promissory notes by Grantor as maker in favor of Secured Party, which, according to their respective terms, are executed pursuant to, and secured by the Collateral pledged under, this Agreement, and all amendments, restatements, modifications and supplements thereto.

bbb)                       “Note Payment Date” has the meaning set forth in the Note.

ccc)                          “Obligations” has the meaning given in Section 1.1.

ddd)                       “Parts” means all appliances, parts, components, Rotables, instruments, appurtenances, accessories, furnishings and other equipment of whatever nature (other than a complete engine or engines) whether now owned or hereafter acquired which may from time to time be incorporated in any Airframe, any Engine, the Rotor and/or Rotor Blades (and “Part” means any of the foregoing) or, after removal therefrom, so long as such Parts remain subject to the Lien of this Agreement in accordance with Section 2.4 or Section 2.5 hereof.

eee)                          “Permitted Lien” means (a) Liens in favor of the Secured Party; (b) Liens arising from operation of law, materialmens, employees, carriers, warehouseman’s, mechanics’ or other like Liens arising in the ordinary course of business for amounts which are not material and the payment of which is either not yet due or is being contested in good faith by appropriate proceedings, (c) Liens for Taxes that either are not yet due and payable or are being contested in good faith and by appropriate proceedings and which do not involve any material risk of loss or forfeiture; (d) Liens of any of the types referred to in clause (b) above that have been bonded for not less than the full amount in dispute (or as to which other security arrangements reasonably satisfactory to the Secured Party have been made), which bonding (or arrangements) shall comply with applicable law, and has effectively stayed any execution or enforcement of such Liens, (e) Liens arising out of judgments or awards with respect to which appeals or other proceedings for review are being prosecuted in good faith and for the payment of which adequate reserves have been provided as required by GAAP or other appropriate provisions have been made, and (f) and Liens, other than of the type described in clauses (a) through (e) above, created by the Grantor with the consent of the Secured Party.

fff)                                “Permitted Second Lien Financing” means the not to exceed $23,000,000 in term loan facilities provided by D.B. Zwirn Special Opportunities Fund L.P. and lenders thereunder pursuant to a Second Lien Credit Agreement dated September       , 2007.

ggg)                       “Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

hhh)                       “Pledgor” means, individually and collectively, ZM EAC LLC, a Delaware limited liability company, Stonehouse Erickson Management Co. LLC, a Delaware limited liability company, and Stonehouse Erickson Investment Co. LLC, a Delaware limited liability company.

iii)                                   “Primary Hangar Location” means the hanger located at the Grantor’s headquarters in Central Point, Oregon.

jjj)                                   “Prospective Assignment” shall have the meaning provided thereto in the Cape Town Treaty.

kkk)                          “Prospective International Interest” shall have the meaning provided thereto in the Cape Town Treaty.

lll)                                   “Records” means the records, logs and other material described in Section 2.2.

mmm)                 “Relevant Authority” means the FAA or other civil aeronautics authority in any jurisdiction having authority over any Aircraft.

nnn)                       “Revolving Lender/Term Lender Intercreditor Agreement” means a collateral sharing and intercreditor agreement among Administrative Agent for itself and on behalf of lenders under the Credit Agreement,  Term Lender and Collateral Agent, and acknowledged by Grantor, with respect to the Borrower Stock Pledge and the Stock Pledge Agreement and Guaranties,

ooo)                       “Restricted Payment” means (a) any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other equity interest of the Grantor or any Subsidiary or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other equity interest or of any option, warrant or other right to acquire any such capital stock or other equity interest; (b) any principal payment made in respect of any Subordinated Debt; and (c) Management Fees; provided, that no dividend or other payment or distribution by any Subsidiary to the Grantor (directly or indirectly) for the purpose of satisfying any obligation for the payment of taxes shall constitute a Restricted Payment for purposes of this Agreement.

ppp)                       “Rotables” means spare parts that wear over time and can be repeatedly restored to a serviceable condition over a period of time approximating the life of the flight equipment to which they relate, including without limitation, Rotor(s) and Rotor Blades.

qqq)                       “Rotor” means (A) the Sikorsky/Erickson Rotor having the manufacturer’s part and serial number specified on Schedule 1 attached hereto, whether or not from time to time installed on an Airframe or any other airframe; (B) any replacement Rotor head and/or which may from time to time be substituted for any Rotor pursuant to the terms of the Agreement; and (C) in either case, any and all parts which are from time to time incorporated or installed in or attached to any Rotor and any and all parts removed therefrom.

rrr)                                “Rotor Blades” shall mean (A) each of the sixty (60), Sikorsky/Erickson Rotor Blades having the manufacturer’s part and serial number specified on Schedule 1 attached hereto, whether or not from time to time installed on the Airframe or any other airframe; (B) any replacement rotor Blades and/or which may from time to time be substituted for any Rotor Blades pursuant to the terms of the Agreement; and (C) in either case, any and all parts which are from time to time incorporated or installed in or attached to any Rotor Blades and any and all parts removed therefrom.

sss)                          “Senior Funded Debt” means the sum of the outstanding Total Funded Debt less outstanding Subordinated Debt.

ttt)                                “Sponsors” means ZM Equity Partners, L.P., a Delaware limited partnership, D.B. Zwirn & Co., L.P., a Delaware limited partnership, Stonehouse Management Co., LLC, a Delaware limited liability company and each of their respective Affiliates.

uuu)                       “Subordinated Debt” means the Permitted Second Lien Financing.

vvv)                       “Total Funded Debt” means, without duplication, the sum of all outstanding liabilities for borrowed money and other interest earning liabilities including current and long term liabilities, guaranties of Indebtedness, and letter of credit obligations, including without limitation the Revolving Credit Facility, Financed Aircraft Term Loans, the Letter of Credit Facility and the Permitted Second Lien Financing.

www)                 “Transitional Subsidiary” purpose means any Subsidiary formed after the Closing Date solely for the purpose of implementing an asset disposition or a structural transaction (including an acquisition) permitted by this Agreement and which will cease to be a Subsidiary after the consummation of such asset disposition or transaction (which will, in no event, be more than 90 days after the date of the formation of such Subsidiary).

xxx)                             “UCC” or “Uniform Commercial Code” means the Uniform Commercial Code as in effect in any applicable jurisdiction.

yyy)                       “Unfunded Capital Expenditures” means Capital Expenditures which are not financed by a specific long term loan or Capital Lease.

(Signature pages follow)

IN WITNESS WHEREOF, the parties have each executed this Master Aircraft Loan and Security Agreement, as of the date set forth above.

GRANTOR:

ERICKSON AIR-CRANE INCORPORATED

		By:	/s/ JAMES RILEY LOFTIN

		Name:	James Riley Loftin

		Title:	Chief Financial Officer
Erickson Air-Crane incorporated

		Address:	3100 Willows Spring Road
Central Point, OR 97502
		Attention:	Riley Loftin
		Telecopier:	(541) 664-9565
STATE OF OREGON	)
) ss
COUNTY OF JACKSON	)

On this 26th day of September, 2007, before me the subscriber personally appeared James Riley Loftin, who being by me duly sworn, did depose and say that (s)he resides in Jackson County, State of Oregon; that (s)he is a CFO of ERICKSON AIR-CRANE INCORPORATED, the corporation described in and which executed the foregoing instrument; and that (s)he signed his/her name thereto by order of the Board of Directors of said corporation.

/s/ MOLLY CONNER
NOTARY PUBLIC

My Commission Expires:  Nov. 18, 2010

[Master Aircraft Loan and Security Agreement Signature Page 1 of 2]

IN WITNESS WHEREOF, the parties have each executed this Master Aircraft Loan and Security Agreement, as of the date set forth above.

SECURED PARTY:

The Prudential Insurance Company of America
By:	Prudential Investment Management, Inc.,
as investment manager

By:	/s/ HEIDI L. S. CLEVENGER

Name:	Heidi L. S. Clevenger

Title:	Vice President

Address:	c/o Prudential Capital Group—Commercial Asset Finance
3350 Riverwood Parkway, Suite 1500
Atlanta, Georgia 30339
Attention: Managing Director, and
Telecopier: (770) 701-2460

With Copy to:
Attention: Vice President and Corporate Counsel
Telecopier: (770) 701-2460

STATE OF GEORGIA	)
) ss
COUNTY OF COBB	)

On this 27 day of September, 2007, before me the subscriber personally appeared Heidi L.S. Clevenger, who being by me duly sworn, did depose and say; that (s)he resides in DeKalb County, State of Georgia: that (s)he is a Vice President of Prudential Investment Management, Inc., as Investment Manager for The Prudential Insurance Company of America, the New Jersey corporation described in and which executed the foregoing instrument; and that (s)he signed his/her name thereto by order of the Board of Directors of said corporation.

/s/ MARY K. NEUMAN
NOTARY PUBLIC
My Commission Expires:	Notary Public, Cherokee County, Georgia
My Commission Expires August 16, 2011

[Master Aircraft Loan and Security Agreement Signature Page 2 of 2]

AMENDMENT TO MASTER AIRCRAFT LOAN SECURITY AGREEMENT

THIS AMENDMENT TO MASTER AIRCRAFT LOAN AND SECURITY AGREEMENT (“Amendment”) dated effective as of the 27th day of September, 2007, is made by and between THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation (“Secured Party”), and ERICKSON AIR-CRANE INCORPORATED, a Delaware corporation (“Grantor”).

RECITALS

A.                                   Secured Party and Grantor are parties to that certain Master Aircraft Loan and Security Agreement dated as of September 27, 2007 (the “Term Loan Agreement”).

B.                                     The Collateral description under the Term Loan Agreement is in error.  Grantor and Secured Party have agreed to amend the Term Loan Agreement to correct the error.

NOW, THEREFORE, in consideration of the mutually agreed terms and conditions set forth herein, the parties agree as follows:

AGREEMENT

1.                                      Ratification and Incorporation of Security Agreement.  Except as expressly waived or modified under this Amendment, the parties hereto acknowledge, confirm and ratify all of the terms and conditions of the Term Loan Agreement.  Unless otherwise defined herein, capitalized terms shall have the same meaning as those terms are defined in the Term Loan Agreement.

2.                                      Amendments to Term Loan Agreement.  The Term Loan Agreement is hereby amended as follows:

2.1                               Section 2.4 of the Term Loan Agreement is amended to delete each occurrence of “and Accessories”, “or Accessories”, “and Accessory” and “or Accessory”.

2.2                               Section 2.5 of the Term Loan Agreement is amended to delete each occurrence of “or Accessory”.

2.3                               Section 4.1(c) of the Term Loan Agreement is amended to delete “and Accessories”.

2.4                               Section 6.1(n) of the Term Loan Agreement is amended to delete “the Accessories”.

2.5                               Section 9.1(a) of the Term Loan Agreement is amended to delete the definition of “Accessories” in its entirety.

2.6                               Section 9.1(z) of the Term Loan Agreement is amended to delete the words “and Accessories” from the definition of “Equipment”.

3.                                      Miscellaneous.

3.1                               Entire Agreement.  This Amendment, together with the Term Loan Agreement and the other Loan Documents is the entire agreement between Secured Party on the one hand and Grantor on the other hand with respect to the subject matter hereof.  This Amendment supersedes all prior and contemporaneous oral and written agreements and discussions with respect to the subject matter hereof.  Except as otherwise expressly modified, the Loan Documents remain in full force and effect.

3.2                               Counterparts.  This Amendment may be executed in one or more identical counterparts, each of which shall be an original, but all of which shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart.

3.3                               Headings.  Section headings used herein are for convenience of reference only, are not part of this Amendment, and are not to be taken into consideration in interpreting this Amendment.

3.4                               Recitals.  The recitals set forth at the beginning of this Amendment are true and correct, and such recitals are incorporated into and are made a part of this Amendment.

3.5                               Governing Law.  This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

3.6                               Conflicting Terms.  In the event of any inconsistency between the provisions of this Amendment and any provision of the Term Loan Agreement or any other Loan Document, the terms of this Amendment shall govern and control.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, this First Amendment to Security Agreement is executed and delivered by the duly authorized officers of the parties hereto effective as of the day and date first written above.

GRANTOR:

ERICKSON AIR-CRANE INCORPORATED

By:	/s/ JAMES RILEY LOFTIN
Name:	James Riley Loftin
Title:	Chief Financial Officer

SECURED PARTY:

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
By:	Prudential Investment Management, Inc.
as investment manager

By:	/s/ HEIDI L.S. CLEVENGER
Name:	Heidi L. S. Clevenger
Title:	Vice President

[Amendment to Master Aircraft Loan and Security Agreement Signature Page]

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